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                                                                   Exhibit 10.17

                        INDEPENDENT CONTRATOR AGREEMENT

This Independent contractor agreement ("Agreement") is made and effective this date between Hudson Valley Maintenance Group ("contactor") and ClickableOil.com Inc, ("Company")

Now, therefore, Contractor, and Contractor agree as follows:

1. Engagement
Company hereby engages Contractor, and Contractor accepts engagement, to provide to Company the following services, Fuel Oil Burner Service and Repairs to Homeowner and Commercial Accounts.

2. Term
Contractor shall provide services to company pursuant to this agreement for a term commencing on March 7th, 2004 and ending on April 15th, 2006.

3. Place of Work
Contractor shall render services primarily in the areas described; Westchester county, NY, Bronx county NYC. Contractor will provide the services at company offices or such other places as reasonably requested by Company as appropriate for the performance of particular services.

4. Time
Contractor's daily schedule, and hours worked, under this Agreement anticipate that Contractor shall work to the performance of services pursuant to this Agreement. Company relies upon contractor to devote sufficient time as is reasonably necessary to fulfill the spirit and purpose of this Agreement.

5. Payment
Company shall pay Contractor for services performed pursuant to this Agreement according to a rate schedule (Attachment A). Payment shall be made within 30 days of receipt of invoice from Contractor.

6. Covenant Not to Compete
During the term of this Agreement and for a period of 48 MONTHS thereafter, Contractor shall not, directly or indirectly, either for his own account, or as a partner, shareholder, officer, director, employee, agent or otherwise; own, manage, operate, control, be employed by, participate in, consult with, perform services for, or otherwise be connected with any business the same as the business conducted b y Company. In the event any of the provision of this
Section 6 shall be deemed modified to the extent required to cure the invalidity. In the event of a breach, or a threatened breach, of this Section 6, Company shall be entitled to obtain an injunction restraining the commitments or continuances of the breach as well as any other legal or equitable remedies permitted by law.


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7. Confidentiality
During the term of this Agreement, and thereafter for 48 MONTHS Contractor shall not, without prior written consent of Company, disclose to anyone any Confidential Information. "Confidential Information" for the purposed of this Agreement shall include Company's proprietary and confidential information such as, but not limited to, customer lists, business plans, marketing plans, financial information, designed, drawing, specifications, models, software, sources codes and object codes. Confidential Information shall not include any information that:
      A. is disclosed by Company without restriction;
      B. becomes publicly available through no act of Contractor;
      C. is rightfully received by Contractor from a third party.

8. Termination

A. This Agreement may be terminated by Company as follows:

      i If Contractor is unable to provide the consulting services by reason of temporary or permanent illness, disability, incapacity of death.
      ii.   Breach or default of any obligation of Contractor pursuant to
            Section 6, Covenant Not to Compete, or Section 7, Confidentiality, of this Agreement.
      iii. Breach or default by Contractor of any other material obligation in this Agreement, which breach or default is not cured within five (5) days of written notice from Company.

B. Contractor may terminate this Agreement as follows:

      i. Breach or default of any material obligation of Company, which breach or default is not cured within fifteen (15) days of written notice from Contractor.
      ii. If Company files protection under the federal bankruptcy laws, or any bankruptcy petition or petition for receiver is commenced by a third party against Company, any of the foregoing of which remains undismissed for a period of ninety (90) days.

9. Independent Contractor
Contractor is and throughout this Agreement shall be and independent contractor and not an employee, partner or agent of Company, and shall not be entitled to nor receive any benefit normally provided to Company's employees such as, but not limited to, vacation payment, retirement, health care or sick pay. Company shall not be responsible for withholding income or other taxes from the payments made to Contractor. Contractor shall be solely responsible for filing all returns and paying any income, social security or other tax levied upon or determined with respect to the payments made to Contractor pursuant to this Agreement.

10. Tools and Supplies

Unless otherwise agreed to by Company in advance, Contractor shall be solely responsible for procuring, paying for and maintaining any equipment, tools or supplies necessary or appropriate for the performance of Contractors services hereunder.

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11. Controlling Law
This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

12. Headings
The headings in this Agreement are inserted for convenience only and shall not be used to define, limit or describe the scope of this Agreement or any of the obligations herein.

13. Final Agreement
This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed only by an agreement in writing signed by both of the parties.

14. Notices
Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by recognized overnight courier services as follows:

If to Contractor:       Hudson Valley Maintenance Group
                              8 VAILSHIRE CIRCLE
                               Nanuet, NY 10954

If to Company:             ClickableOil.com, Inc.
                          711 South Columbus Avenue
                           Mount Vernon, NY 10550

15. Severability
If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

16. Hold Harmless
To the fullest extent permitted by law, the contractor will indemnify and hold harmless ClickableOil.com, Inc and its Owners, their officer, directors, partners, representatives, agents and employees from and against any and all claims, suits, liens, judgments, loses and expenses , including legal fees and all court costs and liabilities (including statutory liability) arising in whole or in part and in any manner from injury and or death of a person or damage to or loss of any property resulting form the acts, omissions, breach or default of contractor, its officers, directors, agents, employees and subcontractors, in connection with the performance of any work by or for contractor pursuant to any contract, purchase order, and/or any related proceed order either written


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or verbal, except those claims, suits, liens, judgments, damages, losses and expenses caused by the negligence of ClickableOil. Contractor will defend and bear all costs of defending any actions or proceedings brought against ClickableOil and or its owners, officers, directors, agents, and employees, arising in whole or in part out of any such acts, omission, breach or default. The forgoing indemnity shall include injury or death of any employee of contractor or subcontractors and shall not be limited in any way by an amount or type of damage, compensation, or benefit payable under worker's compensation, disability benefits, or other similar employees benefits act. The contractor hereby expressly permits ClickableOil.com, INC TO PURSUE CLAIMS against the contractor for indemnity, contribution and common law negligence arising out of claims for damages for death and personal injury.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.



                                                                3/9/04
  ------------------------------     --------------------       ------
    HUDSON VALLEY MAINTENANCE          ClickableOil.com          Date


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                         New Hyde Park Oil Terminal, LLC
                                1900 Plaza Avenue
                            New Hyde Park N.Y. 11040
                            (516) 352 4245 - terminal
                           (631) 586 3972 - corporate




ClickableOil.com, Inc.
Nick Cirillo
701 South Columbus Avenue
Mount Vernon, NY 10550
October 12, 2000


Dear Nick,


      Enclosed please find two original executed Terminal Agreements. Please sign and return one to the address listed above. I also look forward to working with you.


Sincerely,


Raymond A. Hart


Ps- That name took weeks of deep thought and planning